Exhibit 23



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-48804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741,
333-35739, 333-29627, 333-41828, 333-41830, 333-41832, 333-69778, 333-69776,
333-69774 and 333-107195) and previously filed Registration Statements on Form S-3 (Registration File No. 333-67543 and 333-108566) and the previously filed Registration Statements on Form S-4 (Registration File Nos. 33-24124 and 333-87510) of our reports dated March 7, 2005, relating to the financial statements of Marsh & McLennan Companies, Inc. and subsidiaries, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. and subsidiaries for the year ended December 31, 2004 and to the references to us under the heading "Experts" in the Prospectuses which form part of the aforementioned Registration Statements.




/s/ Deloitte & Touche LLP


New York, New York
March 7, 2005